Exhibit 99.1

AMB PROPERTY CORPORATION®

SUPPLEMENTAL ANALYST PACKAGE

2008 Fourth Quarter Earnings Conference Call 01/29/2009

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2008, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 160.0 million square feet (14.9 million square meters) in 49 markets within 15 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	118.9 msf	Operating Portfolio(1)	9.8 msf	Operating Portfolio(1)	10.3 msf
Development Pipeline(2)(3)	11.3 msf	Development Pipeline(2)(3)	3.8 msf	Development Pipeline(2)(3)	5.9 msf
Land Inventory(3)	2,157 acres	Land Inventory(3)	234 acres	Land Inventory(3)	112 acres

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.

(2)	Includes development properties available for sale or contribution.

(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,				For the Years ended December 31,
	2008	2007		% Change	2008	2007		% Change
Revenues	$164,744	$172,368		(4.4%)	$715,045	$671,290		6.5%
Adjusted EBITDA(1)	97,623	158,881		(38.6%)	498,898	515,879		(3.3%)
Net (loss) income available to common stockholders	(201,914)	93,249		(316.5%)	(65,668)	295,524		(122.2%)
FFO(1)	(170,369)	125,910		(235.3%)	79,956	365,492		(78.1%)
FFO, excluding impairment and restructuring charges(2)	47,046	N/A	(4)	N/A (4)	297,371	N/A	(4)	N/A (4)
Per diluted share and unit
EPS	$(2.07)	$0.92		(325.0%)	$(0.67)	$2.96		(122.6%)
FFO(1)	(1.69)	1.20		(240.8%)	0.78	3.51		(77.8%)
FFO, excluding impairment and restructuring charges(2)	0.47	N/A	(4)	N/A (4)	2.89	N/A	(4)	N/A (4)
Dividends per common share	—	0.50		(100.0%)	1.56	2.00		(22.0%)

Financial	•	Recognized non-cash impairment charges of approximately $204 million $2.01 FFO(1) per share
	•	Implemented a 22% reduction in global headcount and cost structure, incurring restructuring charges of $14 million or $0.14 FFO(1) per share
	•	Completed $323 million of refinancing, extensions and new financings in the fourth quarter throughout the Americas, Europe and Asia
	•	More than $934 million in capacity; consisting of $224 million of consolidated cash and cash equivalents and $710 million of availability on our lines of credit
	•	Suspended the fourth quarter dividend and aligned the 2009 dividend with taxable income from recurring operations at $1.12 per share, collectively resulting in savings of more than $150 million of cash.

Operations(2)	•	3.7% year-to-date same store NOI growth(1); 0.2% in the fourth quarter
	•	94.9% year-to-date average occupancy; 95.1% occupancy at the end of the fourth quarter
	•	3.1% trailing four quarter rent changes on renewals and rollover; 2.5% in the fourth quarter

Capital Deployment(2)	•	Leased more than 8.3 msf during the full year 2008, with 2.2 msf during the fourth quarter
	•	Acquired $543 million of properties in 2008, with $13 million of properties in the fourth quarter
	•	Commenced more than $545 million of development in 2008, with $80 million in the fourth quarter

	•	Converted $84 million of short-term debt into five-year non-recourse mortgage debt for AMB Europe Fund I in the fourth quarter
Private Capital	•	Added $835 million in properties to our funds across Japan, Mexico, Europe and the U.S. in 2008
	•	Fulfilled $57 million in redemptions for AMB Institutional Alliance Fund III in 2008; AMB Institutional Alliance Fund III is our only fund currently open for redemption

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.

(3)	Owned and managed portfolio.

(4)	Not applicable.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations (1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business(1)(5)
(per diluted common share and unit)

	For the Years ended December 31,
	2006	2007	2008(5)
Real estate operations, net of unallocated overhead	$1.53	$1.60	$1.50
Overhead reallocation	0.27	0.45	0.48

Real estate operations FFO	$1.80	$2.05	$1.98
% of reported FFO	57.7%	58.4%	68.5%
Development Gains	1.11	1.61	0.73
Overhead allocation	(0.13)	(0.32)	(0.34)

Development FFO	$0.98	$1.29	$0.39
% of reported FFO	31.4%	36.8%	13.5%
Private Capital Revenues	0.48	0.30	0.67
Overhead allocation	(0.14)	(0.13)	(0.15)

Private Capital FFO	$0.34	$0.17	$0.52
% of reported FFO	10.9%	4.8%	18.0%
Total FFO	$3.12	$3.51	$2.89

Development Gains(1)(4)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	For a reconciliation of FFO from net income for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, refer to our annual report on Form 10-K for the year ended December 31, 2007.

(3)	FFO per share, excluding impairment and restructuring charges is $2.89. See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.

(4)	Excludes co-investment venture partners’ share of development gains.

(5)	Estimated FFO by Business for 2008 represents FFO, excluding impairment and restructuring charges. See page 5 for a reconciliation to derive FFO, excluding impairment and restructuring charges.

(6)	Management revenues consist of asset management distributions or fees, acquisition fees for third party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,		For the Years ended December 31,
	2008	2007	2008	2007
Revenues
Rental revenues	$157,112	$162,668	$646,575	$639,583
Private capital revenues(2)	7,632	9,700	68,470	31,707

Total revenues	164,744	172,368	715,045	671,290

Costs and expenses
Property operating costs	(45,732)	(45,021)	(184,700)	(174,406)
Depreciation and amortization	(39,641)	(40,183)	(169,145)	(162,311)
General and administrative(3)	(40,651)	(34,251)	(143,982)	(129,510)
Restructuring charges(4)	(13,758)	—	(13,758)	—
Fund costs	(159)	(297)	(1,078)	(1,076)
Real estate impairment losses	(190,400)	(900)	(190,400)	(1,157)
Other expenses(5)(6)	(2,446)	(2,117)	(520)	(5,112)

Total costs and expenses	(332,787)	(122,769)	(703,583)	(473,572)

Other income and expenses
Development profits, net of taxes	4,836	34,802	81,084	124,288
(Losses) gains from sale or contribution of real estate interests, net	—	(1,407)	19,967	73,436
Equity in earnings of unconsolidated joint ventures, net	2,762	181	17,121	7,467
Other (expenses) income(6)	(5,784)	2,316	(5,835)	22,252
Interest expense, including amortization	(33,228)	(30,551)	(133,533)	(126,968)

Total other income and expenses, net	(31,414)	5,341	(21,196)	100,475

(Loss) income before minority interests and discontinued operations	(199,457)	54,940	(9,734)	298,193

Minority interests’ share of loss (income)
Joint venture partners’ share of income before discontinued operations	(2,917)	(6,603)	(32,310)	(27,691)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(1,924)	(8,835)	(9,041)	(13,934)
Preferred unitholders	(1,432)	(1,432)	(5,727)	(8,042)
Limited partnership unitholders	8,166	(57)	5,464	(5,158)

Total minority interests’ share of loss (income)	1,893	(16,927)	(41,614)	(54,825)

(Loss) income from continuing operations	(197,564)	38,013	(51,348)	243,368

Discontinued operations
(Loss) income attributable to discontinued operations, net of minority interests	(94)	1,504	(401)	8,879
Development gains, net of taxes and minority interests	—	49,905	—	49,905
(Losses) gains from sale of real estate, net of minority interests	(306)	7,777	1,887	12,108

Total discontinued operations	(400)	59,186	1,486	70,892

Net (loss) income	(197,964)	97,199	(49,862)	314,260
Preferred stock dividends	(3,950)	(3,950)	(15,806)	(15,806)
Preferred unit redemption issuance costs	—	—	—	(2,930)

Net (loss) income available to common stockholders	$(201,914)	$93,249	$(65,668)	$295,524

Net (loss) income per common share (diluted)	$(2.07)	$0.92	$(0.67)	$2.96

Weighted average common shares (diluted)	97,584	101,121	97,404	99,808

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

(2)	Includes incentive and promote distributions for 2008 of $33.0 million for AMB Institutional Alliance Fund III received during the quarter ended June 30, 2008 and of $1.0 million for the dissolution of AMB Erie co-investment venture received during the quarter ended March 31, 2008.

(3)	For the quarter and year ended December 31, 2008, includes an impairment charge of $5.0 million for a reserve against tax assets.

(4)	See reporting definitions and supplemental financial measures disclosures.

(5)	For the quarter and year ended December 31, 2008, includes $6.8 million to write-off pursuit costs.

(6)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,		For the Years ended December 31,
	2008	2007	2008	2007
Net (loss) income available to common stockholders	$(201,914)	$93,249	$(65,668)	$295,524
Losses (gains) from sale or contribution of real estate, net of minority interests	306	(6,370)	(21,854)	(85,544)
Depreciation and amortization
Total depreciation and amortization	39,641	40,183	169,145	162,311
Discontinued operations’ depreciation	4	49	54	1,415
Non-real estate depreciation	(1,484)	(1,658)	(7,270)	(5,623)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ minority interests (Net income)	2,917	6,603	32,310	27,691
Limited partnership unitholders’ minority interests (Net (loss) income)	(8,166)	57	(5,464)	5,158
Limited partnership unitholders’ minority interests (Development profits)	114	3,384	2,822	7,148
Discontinued operations’ minority interests (Net (loss) income)	(4)	66	217	390
FFO attributable to minority interests	(9,036)	(15,555)	(49,957)	(62,902)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net income	(2,762)	(181)	(17,121)	(7,467)
AMB’s share of FFO	10,015	6,083	42,742	27,391

Funds from operations	$(170,369)	$125,910	$79,956	$365,492

FFO per common share and unit (diluted)	$(1.69)	$1.20	$0.78	$3.51

Weighted average common shares and units (diluted)	101,102	105,130	102,856	104,169

Adjustments for impairment and restructuring charges
Real estate impairment losses	$190,400		$190,400
Pursuit costs and tax reserve	11,834		11,834
AMB’s share of real estate impairment losses from unconsolidated joint ventures	1,847		1,847
Joint venture partners’ minority interest share of real estate impairment losses	(424)		(424)

Total impairment charges(1)	203,657		203,657
Restructuring charges(1)	13,758		13,758

Funds from operations, excluding impairment and restructuring charges	$47,046		$297,371

FFO, excluding impairment and restructuring charges per common share and unit (diluted)	$0.47		$2.89

(1)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	As of
	December 31, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,598,328	$6,709,545
Accumulated depreciation and amortization	(970,843)	(916,686)

Net investments in properties	5,627,485	5,792,859
Investments in unconsolidated joint ventures	431,322	356,194
Properties held for contribution, net	600,852	488,339
Properties held for divestiture, net	8,171	40,513

Net investments in real estate	6,667,830	6,677,905
Cash and cash equivalents and restricted cash	251,231	250,416
Accounts receivable, net	160,266	184,270
Other assets	213,982	149,812

Total assets	$7,293,309	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,522,571	$1,471,087
Unsecured senior debt	1,153,926	1,003,123
Unsecured credit facilities	920,850	876,105
Other debt	392,838	144,529
Accounts payable and other liabilities	335,845	306,196

Total liabilities	4,326,030	3,801,040
Minority interests
Joint venture partners	293,367	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	80,205	102,278

Total minority interests	451,133	697,411
Stockholders’ equity
Common equity	2,292,734	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,516,146	2,763,952

Total liabilities and stockholders’ equity	$7,293,309	$7,262,403

(1)	During the quarter ended September 30, 2008, AMB acquired the remaining equity interest (approximately 42%) in G. Accion, a Mexican real estate company. Total assets and total liabilities include $174,206 and $126,003, respectively, related to G. Accion as of December 31, 2008.

(2)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2008	2007	2008	2007
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$5,285	$8,537	$24,031	$22,741
AMB’s share of straight-line rents and amortization of lease intangibles	$1,498	$5,002	$12,065	$14,440
Gross lease termination fees	$5,772	$138	$6,428	$1,941
Net lease termination fees(3)	$4,777	$132	$5,185	$1,897
AMB’s share of net lease termination fees	$4,318	$115	$4,652	$1,296

Recurring capital expenditures:
Tenant improvements	$5,276	$3,785	$17,377	$19,593
Lease commissions and other lease costs	6,949	7,461	27,149	26,526
Building improvements	12,688	11,635	39,908	36,110

Sub-total	24,913	22,881	84,434	82,229
Co-investment venture partners’ share of capital expenditures	(7,043)	(7,867)	(24,425)	(25,614)

AMB’s share of recurring capital expenditures	$17,870	$15,014	$60,009	$56,615

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$1,499	$4,479	$10,549	$13,246
AMB’s share of straight-line rents and amortization of lease intangibles	$764	$4,247	$9,519	$12,599
Gross lease termination fees	$5,077	$129	$5,634	$1,288
Net lease termination fees(3)	$4,266	$124	$4,585	$1,248
AMB’s share of net lease termination fees	$4,216	$113	$4,534	$1,166

Recurring capital expenditures:
Tenant improvements	$4,118	$2,592	$13,757	$16,863
Lease commissions and other lease costs	4,725	6,337	21,444	22,237
Building improvements	10,033	10,514	32,495	32,823

Sub-total	18,876	19,443	67,696	71,923
Co-investment venture partners’ share of capital expenditures	(2,075)	(5,036)	(10,691)	(17,333)

AMB’s share of recurring capital expenditures	$16,801	$14,407	$57,005	$54,590

(1)	See Reporting Definitions.

(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.

(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

20.0%
10.0%
0.0%
16.8%
14.7%
17.8%
13.3%
11.0%
9.0%
5.0%
2.3%
3.0%
7.1%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018+

Year	Square Feet	ABR
2009	23,444,706	$ 149,454
2010	19,278,934	131,344
2011	22,593,857	158,835
2012	15,059,276	118,395
2013	13,692,677	98,151

Top Customers

		Square
		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	4,546,771	$35,812	4.1%
2	United States Government	1,393,646	20,770	2.4%
3	FedEx Corporation	1,469,895	15,035	1.7%
4	Nippon Express	1,074,128	13,096	1.5%
5	Sagawa Express	729,135	11,992	1.4%
6	BAX Global Inc/Schenker/Deutsche Bahn	1,044,503	9,924	1.1%
7	Panalpina	1,316,351	8,727	1.0%
8	La Poste	902,391	8,249	0.9%
9	UPS	1,263,715	8,075	0.9%
10	Caterpillar Logistics Services	543,039	7,977	0.9%

	Subtotal	14,283,574	$139,657	15.9%

	Top 11-20 Customers	6,784,688	52,058	5.9%

	Total	21,068,262	$191,715	21.8%

(1)	Owned and managed portfolio.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	December 31, 2008	September 30, 2008	December 31, 2008	September 30, 2008

Square feet	131,508,119	129,618,917	100,912,256	100,910,875
Percentage of owned & managed square feet			76.7%	77.9%

Occupancy
Occupancy percentage at period end(2)	95.1%	95.4%	94.8%	95.2%
Occupancy percentage at period end (prior year)	96.0%	95.5%	96.2%	96.1%

Average occupancy percentage(2)	94.9%	95.3%	94.6%	95.1%
Average occupancy percentage (prior year)	95.5%	95.5%	95.6%	95.8%

Weighted average lease terms (years)
Original	6.2	6.2	5.8	5.9
Remaining	3.4	3.4	2.8	3.0

Trailing four quarters statistics
Tenant retention(2)	71.5%	72.4%	71.7%	72.3%

Rent change on renewals and rollovers(2)
Percentage	3.1%	4.1%	2.7%	3.5%
Same space square footage commencing (millions)	18.4	18.4	17.3	17.7

Second generation TIs and LCs per square foot(2)
Retained	$1.43	$1.42
Re-tenanted	$3.23	$3.15
Weighted average	$2.02	$1.99
Second generation square footage commencing (millions)	22.0	21.8

Gross operating margin(2)	73.5%	73.5%	72.7%	72.9%

			Same Store Pool(2)
			Quarter ended	Year ended
Cash Basis NOI percent change(2)			December 31, 2008	December 31, 2008

Increase in revenues excluding lease termination fees(3)			1.2%	4.0%
Increases in expenses(3)			3.7%	5.0%
NOI excluding lease termination fees(2)(3)			0.2%	3.7%
NOI including lease termination fees(2)(3)			4.0%	4.4%

(1)	Owned and managed portfolio.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	For the quarter ended December 31, 2008, on a consolidated basis, the percent change was 0.1%, 2.2%, (1.1)% and 4.3%, respectively, for decrease in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees. For the year ended December 31, 2008, on a consolidated basis, the percent change was 2.1%, 2.4%, 2.0% and 3.4%, respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB’s share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as of	Acquired		Operations		Disposed		as of	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	9/30/2008	Square Feet		Square Feet(1)		Square Feet		12/31/2008	12/31/2008	12/31/2008	Occupancy	12/31/2008	Termination Fees(2)	Rollovers(2)

Southern California	19,973,988	—		161,491		—		20,135,479	15.3%	55.2%	97.1%	$6.43	6.2%	8.4%
Chicago	13,395,861	—		—		—		13,395,861	10.2%	52.6%	90.3%	5.45	(2.4%)	0.1%
No. New Jersey/New York	11,351,674	—		—		—		11,351,674	8.6%	48.4%	98.5%	7.45	4.8%	3.0%
San Francisco Bay Area	10,881,617	—		26,615		—		10,908,232	8.3%	71.3%	93.0%	6.64	1.4%	4.7%
Seattle	8,645,277	—		—		—		8,645,277	6.6%	47.1%	96.9%	5.23	7.9%	7.6%
South Florida	6,279,591	—		—		—		6,279,591	4.8%	70.8%	95.3%	7.54	0.6%	10.1%
U.S. On-Tarmac	2,630,724	—		—		—		2,630,724	2.0%	92.7%	92.3%	19.09	(1.4%)	(2.8%)
Other U.S. Markets	28,513,944	—		176,667		—		28,690,611	21.8%	63.2%	93.3%	5.63	1.4%	0.5%

U.S. Subtotal / Wtd Avg	101,672,676	—		364,773		—		102,037,449	77.6%	59.3%	94.6%	$6.50	2.6%	3.8%

Canada	2,159,617	—		281,459		—		2,441,076	1.9%	100.0%	97.2%	$4.96	0.0%	4.9%

Mexico City	3,590,942	—		—		—		3,590,942	2.7%	47.4%	98.0%	5.94	11.3%	(3.0%)
Guadalajara	2,883,174	—		7,352		—		2,890,526	2.2%	21.6%	96.1%	4.66	4.3%	0.9%
Other Mexico Markets	419,845	—		—		—		419,845	0.3%	26.8%	100.0%	5.20	1.3%	n/a

Mexico Subtotal / Wtd Avg	6,893,961	—		7,352		—		6,901,313	5.2%	35.4%	97.4%	$5.36	8.8%	(0.7%)

The Americas Total / Wtd Avg	110,726,254	—		653,584		—		111,379,838	84.7%	58.7%	94.8%	$6.39	2.8%	3.7%

France	3,378,654	—		53,873		—		3,432,527	2.6%	22.3%	94.8%	$8.86	5.7%	(21.5%)
Germany	3,191,670	—		—		—		3,191,670	2.4%	30.3%	97.0%	8.92	(2.0%)	3.5%
Benelux	2,835,213	—		—		—		2,835,213	2.2%	20.8%	99.2%	10.11	17.2%	5.9%
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.9%	100.0%	13.50	0.0%	n/a

Europe Subtotal / Wtd Avg	9,748,614	—		53,873		—		9,802,487	7.5%	25.9%	97.0%	$9.42	5.9%	(14.6%)

Tokyo	5,263,053	—		—		—		5,263,053	4.0%	20.0%	93.0%	$15.17	12.4%	4.5%
Osaka	1,018,875	—		981,162		—		2,000,037	1.4%	59.2%	93.0%	11.83	17.1%	0.9%
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	6,281,928	—		981,162		—		7,263,090	5.4%	30.8%	93.0%	$14.25	13.2%	3.3%

China	1,708,028	200,618		—		—		1,908,646	1.5%	100.0%	94.2%	$4.59	9.4%	11.1%
Singapore	935,961	—		(35)		—		935,926	0.7%	100.0%	99.3%	9.48	14.2%	4.2%
Other Asia Markets	218,132	—		—		—		218,132	0.2%	100.0%	100.0%	6.65	0.0%	n/a

Asia Total / Wtd Avg	9,144,049	200,618		981,127		—		10,325,794	7.8%	51.3%	93.9%	$12.00	11.4%	4.0%

Owned and Managed Total / Wtd Avg(2)	129,618,917	200,618		1,688,584		—		131,508,119	100.0%	55.7%	94.9%	$7.05	3.7%	3.1%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659		54.3%	94.1%	5.32

Total Operating Portfolio	137,114,576	200,618		1,688,584		—		139,003,778		55.6%	94.9%	$6.96

Development
Pipeline	17,831,224	1,411,827	(5)	(218,873	) (6)	(2,586,621	) (7)	16,437,557		90.2%
Available for Sale or Contribution(4)	3,431,233	2,586,621	(5)	(1,450,727	) (6)	(13,329	) (7)	4,553,798		93.4%

Development Subtotal	21,262,457	3,998,448		(1,669,600)	-	(2,599,950)		20,991,355		90.9%

Total Global Portfolio	158,377,033	4,199,066		18,984		(2,599,950)		159,995,133		60.2%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Includes operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.

(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.

(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.

(6)	For development pipeline, represents square footage of completed development projects placed in operations. For available for sale or contribution, represents projects placed in operations.

(7)	For development pipeline, represents square footage of completed development projects placed in available for sale or contribution. For available for sale or contribution, represents projects disposed.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Development Pipeline by Region as of December 31, 2008(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Year ended December 31, 2008(3)
(Acquisition Cost(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarter ended December 31, 2008			For the Year ended December 31, 2008
		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

The Americas
United States	—	$—	0.0%	2,059,299	$201,319	37.1%
Other Americas	—	—	0.0%	828,167	72,995	13.4%

The Americas Total	—	$—	0.0%	2,887,466	$274,314	50.5%

Europe
France	—	$—	0.0%	—	$—	0.0%
Germany	—	—	0.0%	1,075,367	106,780	19.7%
Benelux	—	—	0.0%	—	—	0.0%
Other Europe	—	—	0.0%	164,795	68,023	12.5%

Europe Total	—	$—	0.0%	1,240,162	$174,803	32.2%

Asia
Japan	—	$—	0.0%	—	$—	0.0%
China	200,618	12,511	100.0%	502,740	27,712	5.1%
Other Asia	—	—	0.0%	671,530	66,408 (4)	12.2%

Asia Total	200,618	$12,511	100.0%	1,174,270	$94,120	17.3%

Total Acquisitions	200,618	$12,511	100.0%	5,301,898	$543,237	100.0%

AMB’s Weighted Average Ownership Percentage		100.0%			51.4%
Weighted Average Stabilized GAAP Cap Rate(3)		7.4%			6.2%
Weighted Average Stabilized Cash Cap Rate(3)		7.3%			5.9%

		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

By Entity
AMB Property Corporation	200,618	$12,511	100.0%	2,830,936	$217,044	40.0%
AMB-SGP Mexico	—	—	0.0%	—	—	0.0%
AMB Japan Fund I	—	—	0.0%	—	—	0.0%
AMB Europe Fund I	—	—	0.0%	848,313	154,499	28.4%
AMB Institutional Alliance Fund III	—	—	0.0%	1,622,649	171,694	31.6%

Total Acquisitions	200,618	$12,511	100.0%	5,301,898	$543,237	100.0%

(1)	Owned and managed portfolio.

(2)	Includes closing costs and estimated total acquisition capital expenditures of approximately $0.3 and $13.7 million, respectively, for the quarter and year ended December 31, 2008.

(3)	See reporting definitions and supplemental financial measures disclosures.

(4)	Includes buyout of remaining 50% interest in an owned and managed asset.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarter ended December 31, 2008			For the Year ended December 31, 2008
	Estimated	Estimated	% of Total	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	—	$—	0.0%	2,185,871	$170,792	31.4%
Other Americas	—	—	0.0%	2,278,427	146,203	26.8%

The Americas Total	—	$—	0.0%	4,464,298	$316,995	58.2%

Europe
France	—	$—	0.0%	403,948	$42,380	7.8%
Germany	—	—	0.0%	413,958	49,200	9.0%
Benelux	67,705	12,243	15.4%	67,705	12,243	2.2%
Other Europe	—	—	0.0%	—	—	0.0%

Europe Total	67,705	$12,243	15.4%	885,611	$103,823	19.0%

Asia
Japan	—	$—	0.0%	417,833	$47,142	8.7%
China	1,344,122	67,259	84.6%	1,620,604	76,768	14.1%
Other Asia	—	—	0.0%	—	—	0.0%

Asia Total	1,344,122	$67,259	84.6%	2,038,437	$123,910	22.8%

Total Development Starts	1,411,827	$79,502	100.0%	7,388,346	$544,728	100.0%

AMB’s Weighted Average Ownership Percentage		100.0%			94.9%
Weighted Average Estimated Yield(2)		8.5%			7.6%

			For the Quarter ended		For the Year ended
			December 31, 2008		December 31, 2008
			Estimated	Estimated	Estimated	Estimated
			Square Feet at	Total	Square Feet at	Total
			Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)

Total Acquisitions			200,618	$12,511	5,301,898	$543,237
Total Development Starts			1,411,827	79,502	7,388,346	544,728

Total Capital Deployment			1,612,445	$92,013	12,690,244	$1,087,965

(1)	Includes investments held through unconsolidated co-investment ventures.

(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	For the Quarter ended		For the Year ended
	December 31, 2008		December 31, 2008
	Operating Property	Development Property	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	0.0%	61.2%	36.3%	72.1%
Contribution Value and Disposition Price	$—	$23,016	$69,775	$592,584
Weighted Average Stabilized Cash Cap Rate(2)(3)	0.0%	7.4%	6.3%	5.9%
Development Margin(3)	N/A	21.8%	N/A	22.7%

Square Footage or Acreage Contributed or Sold

	For the Quarter ended December 31, 2008			For the Year ended December 31, 2008
	Operating Property	Development Property		Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)	Square Feet	Square Feet	Land Acreage(4)
The Americas
United States	—	13,329	95	848,550	2,935,957	102
Other Americas	—	—	—	—	1,421,043	—

The Americas Total	—	13,329	95	848,550	4,357,000	102

Europe
France	—	53,873	—	—	53,873	—
Germany	—	—	—	—	—	—
Benelux	—	—	—	—	110,701	—
Other Europe	—	—	—	—	—	—

Europe Total	—	53,873	—	—	164,574	—

Asia
Japan	—	—	—	—	891,596	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	—	—	—	891,596	—

Total	—	67,202	95	848,550	5,413,170	102

(1)	Includes investments held through unconsolidated co-investment ventures.

(2)	Excludes value-added conversions, development for sale, and land sales.

(3)	See reporting definitions and supplemental financial measures disclosures.

(4)	Represents acreage for land sales and value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	2009 Expected Stabilizations		2010 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	5,580,595	$449,120	189,740	$16,552	5,770,335	$465,672	35.3%
Other Americas	3,741,731	229,681	875,533	55,362	4,617,264	285,043	21.6%

The Americas Total	9,322,326	$678,801	1,065,273	$71,914	10,387,599	$750,715	56.9%

Europe
France	460,050	$44,244	340,441	$28,944	800,491	$73,188	5.5%
Germany	—	—	413,958	48,781	413,958	48,781	3.7%
Benelux	1,054,754	122,429	—	—	1,054,754	122,429	9.3%
Other Europe	436,916	38,715	—	—	436,916	38,715	2.9%

Europe Total	1,951,720	$205,388	754,399	$77,725	2,706,119	$283,113	21.5%

Asia
Japan	685,757	$122,762	417,833	$55,215	1,103,590	$177,977	13.5%
China	617,062	29,211	1,623,187	78,001	2,240,249	107,212	8.1%
Other Asia	—	—	—	—	—	—	0.0%

Asia Total	1,302,819	$151,973	2,041,020	$133,216	3,343,839	$285,189	21.6%

Total	12,576,865	$1,036,162	3,860,692	$282,855	16,437,557	$1,319,017	100.0%

Real estate impairment losses						(38,850)

Estimated total investment, net of real estate impairment losses						$1,280,167

Number of Projects		43		10		53
Funded-to-Date(4)		$920,346		$136,862		$1,057,208
AMB’s Weighted Average Ownership Percentage		90.5%		98.8%		92.3%
AMB’s Share of Amounts Funded to Date(2)(4)		$834,025		$134,682		$968,707
AMB’s Share of Amounts Funded to Date Percentage(2)(4)(5)(6)		88.9%		48.2%		79.6%
AMB’s Share of Remainder to Fund(2)(4)(6)		$103,862		$144,697		$248,559
Weighted Average Estimated Yield(2)(6)		7.5%		7.4%		7.5%
Percent Pre-Leased(2)		46.0%		3.8%		36.1%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated as AMB’s share of amounts funded to date to AMB’s share of estimated total investment.
(6)	Calculated using estimated total investment before the impact of real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	Development Completions(2)				Available for Sale or Contribution as of December 31, 2008
	For the Quarter ended		For the Year ended		Development		Operating
	December 31, 2008		December 31, 2008		Properties		Properties		Total
		Total		Total		Total		Total		Total
	Square Feet	Investment(3)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)

The Americas
United States	403,413	$27,952	3,499,517	$247,557	928,751	$86,882	485,899	$40,428	1,414,650	$127,310
Other Americas	—	—	281,441	25,361	—	—	2,441,076	169,962	2,441,076	169,962

The Americas Total	403,413	$27,952	3,780,958	$272,918	928,751	$86,882	2,926,975	$210,390	3,855,726	$297,272

Europe
France	53,873	$8,582	53,873	$8,582	277,817	$23,304	67,274	$13,873	345,091	$37,177
Germany	—	—	139,608	21,005	139,608	18,850	—	—	139,608	18,850
Benelux	—	—	110,712	18,273	110,712	16,606	—	—	110,712	16,606
Other Europe	585,971	70,138	585,971	70,138	585,971	70,138	178,262	27,690	764,233	97,828

Europe Total	639,844	$78,720	890,164	$117,998	1,114,108	$128,898	245,536	$41,563	1,359,644	$170,461

Asia
Japan	1,409,492	$203,304	3,477,913	$528,743	2,148,194	$387,511	981,162	$138,805	3,129,356	$526,316
China	—	—	—	—	—	—	1,908,646	59,683	1,908,646	59,683
Other Asia	362,745	25,767	362,745	25,767	362,745	25,767	218,132	19,525	580,877	45,292

Asia Total	1,772,237	$229,071	3,840,658	$554,510	2,510,939	$413,278	3,107,940	$218,013	5,618,879	$631,291

Total	2,815,494	$335,743	8,511,780	$945,426	4,553,798	$629,058	6,280,451	$469,966	10,834,249	$1,099,024

Real estate impairment losses										(50,710)

Total investment, net of real estate impairment losses										$1,048,314

AMB’s Weighted Average Ownership Percentage		97.3%		90.8%		92.9%		95.8%
Weighted Average Estimated Yield(2)(5)		7.3%		7.3%		7.0%		N/A
Percent Pre-leased(2)		48.4%		56.4%		45.2%		93.8%
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Total investment includes estimated costs of completion.
(5)	Calculated using estimated total investment before impact of real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Land Inventory

	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated		Estimated
		Build Out Potential		Build Out Potential		Build Out Potential		Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)

Balance as of September 30, 2008	2,264	37,097,960	226	4,473,264	100	4,428,232	2,590	45,999,456
Acquisitions	—	—	11	330,740	37	1,532,404	48	1,863,144
Sales	(95)	(1,330,781)	—	—	—	—	(95)	(1,330,781)
Development starts	—	—	(3)	(67,705)	(25)	(1,344,122)	(28)	(1,411,827)
Site plan adjustments	(12)	—	—	—	—	—	(12)	—

Balance as of December 31, 2008	2,157	35,767,179	234	4,736,299	112	4,616,514	2,503 (3)	45,119,992 (3)

Investment in Land(4)		$492,873		$114,317		$164,021		$771,211 (3)

Real estate impairment losses								$(94,703)

Investment in land, net of real estate impairment losses								$676,508

Value-Added Conversion Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	31	2	36	3	67		5
3+ years	7	2	32	2	160	8	199		12

Total	7	2	63	4	196	11	266	(5)	17

Redevelopment Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	329,140	1	—	—	369,940		2
3+ years	—	—	688,499	2	309,873	1	998,372		3

Total	40,800	1	1,017,639	3	309,873	1	1,368,312	(6)	5

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and total investment including amounts held in unconsolidated co-investment ventures is 2,331 acres, 42.0 million square feet and $667,533, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 216 acres.
(6)	AMB’s share is 750,674 square feet.
(7)	East, Southwest, and West Central regions represent AMB’s geographic division of the Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Private Capital Co-investment Ventures Overview(1) (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III(1)	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(2)

$400
$350
$300
$250
$200
$150
$100
$50
$-
$91
$175
$189
$380
AMB-SGP Mexico
AMB Japan Fund I
AMB Europe Fund I
AMB Institutional Alliance Fund III

Gross Carrying Value of Private Capital Co-investment Ventures(3)

$8,000
$6,000
$4,000
$2,000
$-
$2,953
$3,216
$4,727
$7,166
$7,035
2004
2005
2006
2007
2008

(1)	On July 1, 2008, the partners of AMB Partners II contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	AMB’s			Gross			AMB’s	Estimated	Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt	Investment(3)	Capacity	Capitalization

Operating Co-Investment Ventures
AMB Institutional Alliance Fund III(4)	19%	36,869,518		$3,339,952	$1,761,477	$40,000	$184,645	$—	$3,340,000
AMB Europe Fund I(4)	21%	9,165,082		1,223,167	705,522	—	64,665	—	1,223,000
AMB Japan Fund I	20%	6,281,928		1,350,958	775,254	132,168	65,705	189,000	1,540,000
AMB-SGP Mexico	22%	6,331,990		353,983	170,403	58,825	19,519	245,000	599,000

Total Operating Co-investment Ventures	20%	58,648,518		6,268,060	3,412,656	230,993	334,534	434,000	6,702,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	1,237,764		132,989	—	—	20,663	306,000	439,000
AMB Institutional Alliance Fund III(4)	19%	178,567		10,047	5,996	—	785	n/a	n/a
AMB Europe Fund I(4)	21%	63,507		8,616	4,290	—	898	n/a	n/a

Total Development Co-investment Ventures	16%	1,479,838		151,652	10,286	—	22,346	306,000	439,000

Total Unconsolidated Co-investment Ventures(5)	20%	60,128,356		6,419,712	3,422,942	230,993	356,880	740,000	7,141,000
Other Industrial Operating Joint Ventures	51%	7,418,749	(6)	278,214	164,206	—	49,791	n/a	n/a

Total Unconsolidated Joint Ventures	21%	67,547,105		$6,697,926	$3,587,148	$230,993	$406,671	$740,000	$7,141,000

Consolidated Joint Ventures

Operating Co-investment Ventures

AMB-SGP	50%	8,288,663		$461,981	$341,855	$—
AMB Institutional Alliance Fund II	20%	8,006,081		533,491	232,856	50,000
AMB-AMS	39%	2,172,137		157,034	83,337	—

Total Operating Co-investment Ventures	35%	18,466,881		1,152,506	658,048	50,000

Development Co-investment Ventures
AMB Institutional Alliance Fund II	20%	98,560		5,415	—	—

Total Development Co-investment Ventures	20%	98,560		5,415	—	—

Total Consolidated Co-investment Ventures	35%	18,565,441		1,157,921	658,048	50,000

Other Industrial Operating Joint Ventures	92%	2,196,134		212,472	21,544	—
Other Industrial Development Joint Ventures	65%	1,551,047		299,687	128,501	—

Total Consolidated Joint Ventures	47%	22,312,622		$1,670,080	$808,093	$50,000

Selected Operating Results
For the Quarter ended December 31, 2008	Cash NOI(7)	Net Income (loss)		FFO(7)		Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$101,597	$(1,150	)(8)	$38,024	(8)	AMB’s	$22,730	$2,762	$10,015
Consolidated Joint Ventures	$28,404	$10,860		$21,488		Partner’s	$16,260	$5,986	$10,846

Selected Operating Results
For the Year ended December 31, 2008	Cash NOI(7)	Net Income		FFO(7)		Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$364,714	$49,952	(8)	$187,034	(8)	AMB’s	$84,462	$17,121	$42,742
Consolidated Joint Ventures	$145,376	$80,295		$109,588		Partner’s	$88,677	$44,566	$56,176
(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation) owned by the Joint Venture and excludes net other assets. Development book values include uncommitted land.
(3)	On July 18, 2008, AMB acquired the remaining equity interest (approximately 42%) in G. Accion, a Mexican real estate company. G. Accion owns and develops real estate, and provides real estate management and development services in Mexico. Through its investment in G. Accion, AMB holds an equity interest in various other unconsolidated ventures for approximately $24.6 million.
(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end. On July 1, 2008, the partners of AMB Partners II (previously, a consolidated entity) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III (an unconsolidated entity) in exchange for interests in AMB Institutional Alliance Fund III.
(5)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.
(6)	Includes investments in 7.4 million square feet of operating properties through AMB’s investment in unconsolidated Joint Ventures that it does not manage which it excludes from its owned and managed portfolio.
(7)	See reporting definitions and supplemental financial measures disclosures.
(8)	Excludes $3.9 million and $13.4 million of interest expense on shareholder loans for AMB-SGP Mexico for the quarter ended and year ended December 31, 2008, respectively.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Value
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$6,993
AMB's share of Total Debt & Preferred(2) $4,606
Market Equity(2) $2,387
$5,466
Co-investors' share of Equity(2) $1,951
Co-investors' share of Debt(2), $3,515
$13,199
Estimated Investment Capacity(2) $740
Assets Under Management(2) $12,459
AMB Enterprise Value
Co-investors' Capital Under Management
Total as of December 31, 2008

Coverage and Debt Ratios

	For the Quarter ended		For the Year ended
	December 31, 2008		December 31, 2008
Interest coverage(2)	2.8	x	3.9	x
Fixed charge coverage(2)	1.8	x	2.5	x
Dividends per share-to-FFO per share	0.0%		200.0%
AMB’s share of total debt-to-total market capitalization(2)	61.4%		61.4%
AMB’s share of total debt-to-AMB’s share of total assets(2)	51.1%		51.1%

Capital Structure(1)
(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

	AMB Wholly-Owned				Consolidated Joint Venture
	Unsecured						Total	Unconsolidated
	Senior	Credit	Other	Secured	Secured	Other	Consolidated	Joint	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt(2)	Debt

2009	$100,000	$—	$337,590	$257,995	$102,452	$—	$798,037	$255,397	$1,053,434
2010	250,000	585,256	941	306,585	121,245	—	1,264,027	188,683	1,452,710
2011	75,000	335,594	1,014	112,083	75,813	—	599,504	558,378	1,157,882
2012	—	—	1,093	2,686	388,378	50,000	442,157	448,299	890,456
2013	500,000	—	920	19,614	42,270	—	562,804	707,464	1,270,268
2014	—	—	616	405	2,981	—	4,002	776,365	780,367
2015	112,491	—	664	16,272	17,610	—	147,037	274,290	421,327
2016	—	—	—	—	16,231	—	16,231	73,040	89,271
2017	—	—	—	—	1,272	—	1,272	351,574	352,846
2018	125,000	—	—	—	—	—	125,000	—	125,000
Thereafter	—	—	—	—	39,867	—	39,867	189,038	228,905

Subtotal	$1,162,491	$920,850	$342,838	$715,640	$808,119	$50,000	$3,999,938	$3,822,528	$7,822,466
Unamortized premiums/(discount)	(8,565)	—	—	(1,162)	(26)	—	(9,753)	(4,387)	(14,140)

Subtotal	$1,153,926	$920,850	$342,838	$714,478	$808,093	$50,000	$3,990,185	$3,818,141	$7,808,326
Joint venture partners’ share of debt(3)	—	—	—	—	(463,999)	(40,000)	(503,999)	(3,010,817)	(3,514,816)

AMB’s share of total debt(3)	$1,153,926	$920,850	$342,838	$714,478	$344,094	$10,000	$3,486,186	$807,324	$4,293,510

Weighted average interest rate	6.0%	2.2%	3.6%	3.7%	4.8%	5.8%	4.4%	4.8%	4.6%
Weighted average maturity (years)	4.1	1.8	0.8	1.7	3.4	3.7	2.7	4.9	3.8

Market Equity
Security	Shares		Price	Value

Common Stock	98,469,872	(4)	$23.42	$2,306,164
LP Units	3,439,522		23.42	80,554

Total	101,909,394			$2,386,718

Total options outstanding				6,206,678
Dilutive effect of stock options and restricted stock(5)				45,028

Preferred Stock and Units(6)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

AMB’s share of total debt-to-total market capitalization(3)(7)	61.4%

AMB’s share of total debt plus preferred-to- AMB’s share of total market capitalization(3)(7)	65.9%
AMB’s share of total debt-to-AMB’s share of total assets(3)	51.1%
AMB’s share of total debt plus preferred-to- AMB’s share of total assets(3)	54.8%

(1)	Represents three credit facilities with total capacity of approximately $1.7 billion. Includes $80.0 million of U.S. Dollar borrowings, as well as $358.7 million, $304.0 million, $146.6 million and $31.6 million in Yen, Canadian Dollar, Euro and Singapore Dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at December 31, 2008.
(2)	The weighted average interest and maturity for the unconsolidated joint venture debt are 4.8% and 4.9 years, respectively.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes 855,919 shares of unvested restricted stock.
(5)	Computed using the treasury stock method and an average share price of $21.98 for the quarter ended December 31, 2008.
(6)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.
(7)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Capitalization Commitments (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Debt Maturing in 2009 and 2010(1)

	As of December 31, 2008		After Extension Options(2)
	2009	2010	2009	2010
AMB wholly-owned debt
Credit Facilities	$—	$585,256	$—	$—
Unsecured Senior Debt	100,000	250,000	100,000	250,000
Other Debt(3)	336,718	—	11,718	325,000
AMB Secured Debt	257,069	305,618	140,175	192,512

Total AMB wholly-owned debt	693,787	1,140,873	251,892	767,512

Consolidated joint venture debt	88,814	111,021	88,814	60,086
Less: Joint venture partners’ share of debt	(39,355)	(75,597)	(39,355)	(34,849)

Subtotal	49,459	35,424	49,459	25,237

AMB’s share of total consolidated debt	743,246	1,176,298	301,351	792,750

Unconsolidated joint venture debt	212,054	142,600	173,366	142,600
Less: Joint venture partners’ share of debt	(167,464)	(114,252)	(136,274)	(114,252)

Subtotal	44,590	28,348	37,092	28,348

AMB’s share of total debt	$787,836	$1,204,646	$338,443	$821,098

Development Pipeline Remainder to Fund

						AMB’s Share of
	Estimated Total	Funded to	Remainder to	Remainder of	AMB’s	Remainder of
	Investment(4)(5)	Date(4)(5)	Fund(4)(5)	Cash to Fund(4)(6)	Ownership %	Cash to Fund(4)(6)
	(a)	(b)	(a - b)	(c)	(d)	(c x d)

Development pipeline as of 12/31/2008	$1,319,017	$1,057,208	$261,809	$238,222	96.2%	$229,069
Projected first quarter 2009 development starts	32,121	4,788	27,333	26,553	100.0%	26,553

Total projected development pipeline	$1,351,138	$1,061,996	$289,142	$264,775	96.5%	$255,622

(1)	Excludes scheduled principal amortization, as well as debt premiums and discounts.
(2)	Subject to certain conditions.
(3)	Subsequent to December 31, 2008, the maturity of the $325 million term loan was extended to 2010.
(4)	Excluding impact of real estate impairment losses.
(5)	Amounts include capitalized interest as applicable.
(6)	Amounts remove the estimated capitalized interest component of the estimated total investment.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Income Items

Actual
Quarter ended
December 31, 2008

Real Estate:
Wholly owned property cash NOI(1)	$81,477
Total cash NOI from joint ventures(1)	$130,001
AMB’s share of joint ventures(1)	26.8%
AMB’s share of cash NOI from joint ventures(1)	$34,874
AMB’s share of transaction adjustments(1)(2)	$(10,980)
Total AMB’s share of cash NOI(1)(3)	$105,371

Development platform:(3)
Development starts	$80
Average development margin(1)

Private capital platform:
Total private capital revenue per common share and unit (diluted)	$0.08
Incentive distributions per common share and unit (diluted)	$—

Assets & Liabilities

As of
AMB’s share of:(1)	December 31, 2008
Development, land, and contributed assets:(3)
Development pipeline (funded-to-date)	$968,707
Development projects available for sale or contribution	584,652
Operating projects available for sale or contribution	450,441
Land held for future development	667,533
Assets contributed to co-investment ventures	1,926

Debt and preferred securities:(3)
Total debt	$4,293,510
Preferred securities	312,267

Other balance sheet items:(3)
Cash and cash equivalents and restricted cash	$274,799
Accounts receivable (net) and other assets	$377,228
Deferred rents receivable and deferred financing costs (net)	$(64,813)
Accounts payable and other liabilities	$(353,147)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.
(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Acquisition Cost includes closing costs and estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment and non-cash restructuring charges, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income (loss) for the three months and years ended December 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income	$(197,964)	$97,199	$(49,862)	$314,260
Depreciation and amortization	39,641	40,183	169,145	162,311
Impairment charges	203,657	900	203,657	1,157
Non-cash restructuring charges	5,059	—	5,059	—
Stock-based compensation amortization and other non-cash charges	13,807	2,530	30,548	16,047
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
AMB’s share of net income	(2,762)	(181)	(17,121)	(7,467)
AMB’s share of FFO	10,015	6,083	42,742	27,391
AMB’s share of interest expense	10,031	5,395	34,461	19,745
Interest expense, including amortization	33,228	30,551	133,533	126,968
Total minority interests’ share of (income) loss	(1,893)	16,927	41,614	54,825
Total discontinued operations, including gains	400	(7,874)	(21,453)	(94,423)
Adjusted EBITDA attributable to minority interests	(15,617)	(37,744)	(92,454)	(129,613)
Capitalized interest attributable to development properties sold or contributed	99	3,293	19,143	15,187
Discontinued operations’ adjusted EBITDA	(78)	1,619	(114)	9,491

Adjusted EBITDA	$97,623	$158,881	$498,898	$515,879

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.
AMB’s share of total debt-to-total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total book capitalization is defined as AMB’s share of total debt plus minority interests to preferred and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.
Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the three months ended December 31, 2008, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended December 31, 2008 (dollars in thousands):

Quarter ended
December 31, 2008
NOI	$111,380
Straight-line rents and amortization of lease intangibles	(1,499)
Consolidated joint venture cash NOI	(28,404)

Wholly-owned property cash NOI	81,477
AMB’s share of consolidated joint venture cash NOI	12,144
AMB’s share of unconsolidated joint venture cash NOI	22,730
AMB’s share of transaction adjustments	(10,980)

AMB’s share of cash-basis NOI	$105,371

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-Investment venture operating results.

For the Quarter Ended December 31, 2008
				Income
	AMB’s		Property	(loss) from
	Ownership		Operating	Continuing		Net
Unconsolidated Co-investment Ventures	Percentage	Revenues	Expenses	Operations		Income (loss)		Cash NOI	FFO
AMB Institutional Alliance Fund III	19%	$72,697	$(19,281)	$(3,552)		$(3,552)		$50,769	$17,656
AMB Europe Fund I	21%	22,441	(5,401)	(866)		(866)		16,828	6,215
AMB Japan Fund I	20%	21,981	(4,974)	1,197		1,197		17,943	6,804
AMB-SGP Mexico	22%	9,552	(1,414)	(800	) (1)	(800	) (1)	8,120	2,405	(1)
AMB DFS Fund I	15%	250	9	(156)		(156)		240	(156)

Consolidated Co-investment Ventures
AMB-SGP	50%	13,013	(3,458)	943		943		9,562	4,317
AMB Institutional Alliance Fund II	20%	14,233	(3,498)	5,096		5,096		11,018	8,545
AMB-AMS	39%	4,095	(908)	711		711		3,151	1,895

(1)	Excludes $3.9 million of interest expense on loans from co-investment venture partners.
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the three months and years ended December 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
Fixed charge	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$33,228	$30,551	$133,533	$126,968
Amortization of financing costs and debt premiums — continuing operations	(2,815)	(2,303)	(9,867)	(5,811)
Interest expense, including amortization — discontinued operations	16	—	16	(1,193)
Amortization of financing costs and debt premiums — discontinued operations	—	—	—	(2)
Joint venture partner’s share of interest expense	(8,003)	(10,439)	(40,930)	(43,741)
AMB’s share of interest expense from unconsolidated joint ventures	10,031	5,395	34,461	19,745
Capitalized interest	15,447	18,419	64,354	64,014
Preferred unit distributions	1,432	1,432	5,727	8,042
Preferred stock dividends	3,950	3,950	15,806	15,806

Total fixed charge	$53,286	$47,005	$203,100	$183,828

Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, excluding impairment and restructuring charges (together with FFO and FFOPS, the “FFO Measures”).
AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment and restructuring charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment and restructuring charges. AMB calculates FFO, excluding impairment and restructuring charges, as FFO less impairment and restructuring charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures.
To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. AMB also recognized charges to write-off pursuit costs related to development projects it no longer plans to commence and to establish a reserve against tax assets associated with the reduction of its development activities. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies. Management believes FFO, excluding impairment and restructuring charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment and restructuring charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2009:

	2009
	Low	High
Projected net income	$0.55	$0.65
AMB’s share of projected depreciation and amortization	1.55	1.55
Impact of additional dilutive securities, other, rounding	(0.05)	(0.05)

Projected Funds From Operations (FFO)	$2.05	$2.15

AMB’s share of development gains recognized in January 2009	0.25	0.25

Projected FFO, excluding AMB’s share of development gains(1)	$1.80	$1.90

Amounts are expressed per share, except FFO which is expressed per share and unit.
(1) As development gains are difficult to predict in the current economic environment, management believes Projected FFO, excluding AMB’s share of development gains is the more appropriate and useful measure to reflect its’ assessment of AMB’s projected operating performance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Impairment charges represent the write down of assets due to estimated fair value being lower than carry value, as well as certain other charges associated with pursuit costs, tax asset reserves and restructuring costs.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three months and years ended December 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
Interest	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$33,228	$30,551	$133,533	$126,968
Interest expense, including amortization — discontinued operations	16	—	16	(1,193)
Joint venture partner’s share of interest expense	(8,003)	(10,439)	(40,930)	(43,741)
AMB’s share of interest expense from unconsolidated co-investment ventures	10,031	5,395	34,461	19,745

Total interest	$35,272	$25,507	$127,080	$101,779

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Restructuring charges represent costs related to the exit of selected markets as well as severance expense related to the general reorganization of the company.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Same Store Net Operating Income and Cash-basis SS NOI (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB defines Cash-basis SS NOI to also exclude straight line rents and amortization of lease intangibles. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the three months and years ended December 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income	$(197,964)	$97,199	$(49,862)	$314,260
Private capital income	(7,632)	(9,700)	(68,470)	(31,707)
Depreciation and amortization	39,641	40,183	169,145	162,311
Impairment losses	190,400	900	190,400	1,157
General and administrative and fund costs	40,810	34,548	145,060	130,586
Restructuring charges	13,758	—	13,758	—
Total other income and expenses	33,860	(3,224)	21,716	(95,363)
Total minority interests’ share of income	(1,893)	16,927	41,614	54,825
Total discontinued operations	400	(59,186)	(1,486)	(70,892)

NOI	111,380	117,647	461,875	465,177
Less non same-store NOI	(17,021)	(25,477)	(95,486)	(106,524)
Less non cash adjustments(1)	1,167	(562)	456	(4,019)

Cash-basis same-store NOI	$95,526	$91,608	$366,845	$354,634

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s co-investment venture partners.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	28

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	29

1
2
3
4

2008 Fourth Quarter Earnings Conference Call 01/29/2009

5
6

7
8

AMB Property Corporation achieved a new leasing record of more than 8.3 million square feet (768,300 square meters) of its development pipeline in 2008. Additionally, AMB completed approximately 23.8 million square feet (2.2 million square meters) of leasing in its global operating portfolio during 2008. Highlights from the fourth quarter include leasing in the Americas, Europe and Asia:

1. Hamburg – AMB Hausbruch Industrial Center
2. Osaka – AMB Amagasaki Distribution Center
3. Seattle – Trans-Pacific Industrial Park
4. Tokyo – AMB Higashi Ogishima Distribution Center
5. Miami – AMB Beacon Lakes
6. Chicago – Bensenville Industrial Park
7. Dallas/Fort Worth – AMB DFW Cargo Center
8. Mexico City – Agave Industrial Park

SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Forward-Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2008 Fourth Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, future capital deployment, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, and expertise and key airport opportunities, hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of our Canada and second Asia funds, future balance sheet capacity, ability to maintain credit extensions, our position to address debt maturities, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, decreases in real estate values and impairment losses, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2008.